STOCK PURCHASE AGREEMENT
between
BANK OF MONTREAL HOLDING INC.
and

VIRTUS INVESTMENT PARTNERS, INC.

Dated as of October 27, 2016

STOCK PURCHASE AGREEMENT
Stock Purchase Agreement, dated as of October 27, 2016 (hereinafter the “Agreement”), between Bank of Montreal Holding Inc., a Canadian corporation (“Seller”), and Virtus Investment Partners, Inc., a Delaware corporation (“Buyer”).

WITNESSETH:
WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, 1,727,746 shares (the “Shares”) of the common stock of the Buyer, par value $0.01 per share (the “Common Stock”) (such purchase, the “Stock Purchase”).
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

1.	CLOSING; SALE AND TRANSFER OF SHARES
The closing (the “Closing”) of the Stock Purchase shall take place at 2:00 p.m., New York City time, on the date hereof, or at such other time and date as the parties may mutually agree.

2.	PURCHASE PRICE
(a)The purchase price for the Shares shall be an aggregate amount computed by multiplying (i) $93.50 by (ii) the number of Shares (the “Purchase Price”).
(b)The Purchase Price shall be payable at the Closing in cash by wire transfer of immediately available federal funds to such bank account as shall be designated by Seller.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

1.Authority; Enforceability.

Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Seller hereby. This Agreement has been duly executed and delivered by Seller and is a valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles.

2.Ownership of Shares.
Seller owns all Shares free of any “adverse claim” pursuant to section 8-102 of the New York Uniform Commercial Code.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER

1.Authority; Enforceability.
Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles.

2.Funds
Buyer has, and will have at the Closing, sufficient funds available to consummate the transactions contemplated hereby.

5.	AGREEMENTS OF BUYER AND SELLER
.
1.Mutual Cooperation.
Subject to the terms and conditions hereof, Seller and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

2.Further Action
.

Buyer and Seller (i) shall each execute and deliver, or cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, and (ii) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement.

6.	MISCELLANEOUS AGREEMENTS OF THE PARTIES

1.Non-Assignability.
This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing.

2.Amendment; Waiver.
This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

3.Governing Law.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts to be performed within such state.
(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the Borough of Manhattan in the State of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in writing to such party at such party’s headquarters.

4.Waiver of Jury Trial.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

5.Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.Entire Agreement.

This Agreement and the side letter of even date herewith between Buyer and Seller shall constitute the entire agreement between the parties and prior agreements and understandings, both written and oral, between the parties with respect to the subject matter herewith.
[Next page is a signature page.]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first above written.
BANK OF MONTREAL HOLDING INC.

By: /s/ Bernadette Murphy
Name: Bernadette Murphy
Title: Vice President

VIRTUS INVESTMENT PARTNERS, INC.
By: /s/ George R. Aylward
Name: George R. Aylward
Title: Chief Executive Officer